UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CBIZ, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

In connection with the transactions contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated July 30, 2024, among CBIZ, Inc., a Delaware corporation (the “Company” or “CBIZ”), Marcum LLP, a New York registered limited liability partnership (“Marcum”), Marcum Advisory Group LLC, a Delaware limited liability company and wholly owned subsidiary of Marcum (“MAG”), PMMS LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Marcum Partners SPV LLC, a Delaware limited liability company, the Company made available the following information to certain clients on July 31, 2024:

CBIZ Client Email

Email

Subject Line: Exciting News: CBIZ to Acquire Marcum!

You may have already heard, but I want to personally share the exciting news with you that CBIZ publicly announced the signing of a definitive agreement to acquire Marcum. This strategic acquisition presents an incredible opportunity for CBIZ and Marcum to bring together the best talent in the industry to offer our clients an unmatched breadth of services and depth of expertise.

I encourage you to learn more about this exciting opportunity by watching this video and reading our press release.

What Does this Mean for Me / My Business?

•

Business as Usual Until Close. Given the size and scale of this acquisition, along with regulatory reasons, this transaction is not expected to close until the fourth quarter of 2024. During this period, CBIZ and Marcum will work together to plan for integration of the combined businesses but are required to act as competitors until after the transaction is officially closed. I will continue to be your point of contact, and your client team will continue to be the same OR [list team member names] will continue to serve you for the foreseeable future.

•

Enhanced Services and Solutions. CBIZ and Marcum share a dedication to high-quality, innovative professional services and solutions and personalized, local, client relationships. By joining forces, we’ll capitalize on our strengths, sharpen our insights in a variety of industries and increase our presence in key markets while continuing to provide exceptional services and actionable solutions to our clients.

•

Increased Innovation. Innovation in our market is critical. Our shared commitment to leveraging and deploying the latest technology will enable even more data-driven insights and solutions while increasing efficiency and enhancing performance.

•

Continuity of Support. Our top priority during this integration is to offer you a seamless client experience and continue to deliver the exceptional service you have come to rely on. If there is anything CBIZ can do to better serve you, please let me know.

•

Continuation of Pricing & Terms. In the near term, there will be no changes to pricing, contracts, or payment remittance as a result of the transaction. All prior commitments regarding pricing or otherwise will be honored.

We are committed to providing you with timely communications detailing any service enhancements and changes as we work to combine with Marcum. If you have any questions or concerns, please do not hesitate to contact me.

Thank you for your continued trust and partnership with CBIZ. The team and I look forward to continuing to serve you.

Sincerely,

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

The following is a transcript of the video linked in the above email message clients:

Jerry Grisko:

•

Today, we announced by far the largest and most significant acquisition in our history by making Marcum part of our team. I could not be more excited about this milestone and what it means for each of our valued clients.

•

When it closes, CBIZ will become the seventh-largest accounting services provider in the country, with revenues of close to $3 billion and more than 10,000 team members. Together, we will offer expertise across a broad array of tax, accounting, insurance, and other professional advisory services.

•

Combining forces will allow us to provide a breadth of services and depth of expertise unmatched in our industries, which will allow us to deliver more actionable solutions tailored to your specific needs.

•	In short, we will be even better equipped to drive superior outcomes for our clients!

•

But before I go any further, allow me to share with you the things that will not change. Our name will remain CBIZ and our clients will remain at the center of all we do. The team members you value will continue to serve your needs. And our vision will be more vital than ever: to be a leading provider of professional services to the middle market.

TITLE CARD: CBIZ and Marcum share similar values and complementary strengths.

Jerry Grisko:

•	We’re combining the unique strengths of two of the most successful organizations in our industry that share a great deal in common – the most important being our focus on serving clients like you.

•	In addition, we both share similar values. We both put our clients and our people first. And we are both focused on growth – the growth of our clients, our people, and our company.

•	CBIZ and Marcum each have a long and successful track record of acquisitions, with cultures that are extremely welcoming to people from acquired businesses.

TITLE CARD: A breakaway opportunity…

Jerry Grisko:

•

Our industry is undergoing a huge transformation as a result of several forces, including the war for talent; the rise of new technologies, including AI; and the rapid shift toward a data-driven market where analytical skills and accuracy make the difference.

•	While some in our industry look at advances in technology and automation as a threat, we see it as an opportunity for ourselves and for our clients.

•

In looking at the landscape, the leadership teams at both CBIZ and Marcum clearly agree that the organizations that will thrive in this environment will be those with the scale and the capital to invest in people, technology, innovative services and solutions, and growth.

•	Now, CBIZ and Marcum are ready to do just that…to join together from a position of strength and seize what we view is a “break away moment” in our industry.

TITLE CARD: The power of many coming together as one

Jerry Grisko:

•

I think the promise of today’s announcement is best expressed by the vector in our CBIZ logo, which symbolizes the power of many coming together as one to help our clients thrive and grow. And that’s exactly what this transaction will accomplish – by leaps and bounds!

•	Our shared commitment to leveraging proprietary data and the latest technology will lead to new solutions for meeting the evolving needs of you and all of our clients.

•

I can’t wait to share even more with you about the opportunities that lie ahead. In the meantime, please feel free, as always, to reach out to me and your CBIZ team members with any questions and thoughts.

•	Thank you!

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals in a timely manner or at all, and the approval by Marcum’s partners and the approval by the Company’s stockholders; the possibility of litigation related to the transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the transaction will not be achieved in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the transaction; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware.